Exhibit 10.34

Amendment 1 (“this Amendment”)
to the Development and Clinical Supply Agreement
with the Contract Number: E86A1D4C-B3F9

Between

Ultragenyx Pharmaceutical Inc.
60 Leveroni Court, Novato, CA 94949, USA
(“Ultragenyx’’)

and

Rentschler Biotechnologie GmbH,
Erwin-Rentschler-Str. 21, 88471 Laupheim, Germany
(“Rentschler’’)

Rentschler and/or Ultragenyx are hereinafter referred to as “Party” or “Parties”.

The Parties amend their Development and Clinical Supply Agreement with the Contract Number: E86A1D4C-B3F9, effective as of 31 August 2012, (“the Agreement”) as follows:

1.	Section 2.4 is changed and reads as follows:

If (1) Ultragenyx cancels or postpones the Services concerning Drug Product for a rea son within Ultragenyx’s control and not the result of Rentschler’s policies, or (2) other deviations to the respective timelines stated in Schedule Two are caused by reasons within Ultragenyx’s control and not the result of Rentschler’s policies, then in either case, Rentschler is entitled to require that Ultragenyx pay the following reimbursement for the unused production facilities:

Cancellation period prior to the beginning of the Drug Product manufacturing	Exit fee (percentage of total fees for the Drug Product manufacturing)
More than 13 weeks	No exit fee
12- 9 weeks	30%
8 - 5 weeks	60%
4 - 3 weeks	90%
2 weeks and less	100%

Rentschler shall use commercially reasonable efforts to mitigate any losses or damages it may incur due to Ultragenyx’s cancellation or postponement regarding the Drug Product. If Rentschler mitigates such losses or damages so that it incurs no damage or significantly less damage as a result of the cancellation or postponement in the provision of materials or information, Ultragenyx must only reimburse Rentschler for the unmitigated costs of the cancellation or postponement. This in particular applies if Rentschler can use the production time for another order.

For clarity, if Ultragenyx notifies Rentschler of a cancellation or postponement prior to the thirteenth week before the production time, then the foregoing reimbursement shall not be owed to Rentschler; provided, however, that any actual expenses for activities performed by Rentschler with regard to the cancelled or postponed batch (e.g. preparation of manufacturing documentation) shall be borne by Ultragenyx and may be invoiced by Rentschler to Ultragenyx.

2.	No change or modification of this Amendment shall be valid or binding upon the Parties unless such change or modification is in writing and duly executed by the Parties.
3.

Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

4.

This Amendment comes into force immediately after both parties have signed this Amendment. This Amendment may be executed by facsimile or Adobe™ Portable Document Format (PDF) sent by electronic mail and in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.  It shall form an integral part of the Agreement.

Signed on behalf of Rentschler Biotechnologie GmbH
Date:	23 OKT. 2014	Date:	23/10/14
Signature:	/s/ Dr. Klaus Schoepe	Signature:	/s/ Thomas Lottner
Printed Name:	Dr. Klaus Schoepe	Printed Name:	Thomas Lottner
Position:	VP Project Management	Position:	VP Commercial Management

Signed on behalf of Ultragenyx Pharmaceutical Inc.		If second signature is required:
Date:	4 Nov 2014	Date:
Signature:	/s/ Steven Jungles	Signature:
Printed Name:	Steven Jungles	Printed Name:
Position:	SVP Tech ops	Position:

2